CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus and "Other Service Providers" and "Financial Statements and Reports" in the Statement of Additional Information, both included in Post-Effective Amendment Number 41 to the Registration Statement (Form N-1A, No. 033-25301) of Williamsburg Investment Trust and to the use of our report dated May 6, 2004 on the March 31, 2004 financial statements of the Government Street Equity Fund, Government Street Mid-Cap Fund, Government Street Bond Fund, and Alabama Tax Free Bond Fund of Williamsburg Investment Trust, incorporated by reference therein.





                                         /s/ERNST & YOUNG LLP

Cincinnati, Ohio
November 15, 2004